EXHIBIT (15)

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS








               Securities and Exchange Commission
               450 Fifth Street, N.W.
               Washington, D.C. 20549


               Dear Sirs:

               We are aware that Nalco Chemical Company has included our report dated November 12, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses
               constituting part of its Registration Statements on Form S-3 (Nos. 333-50469, 33-57363, 33-53111, 33-9934 and 2-97721) and
               Form  S-8  (Nos.  333-06955,   333-06963,   33-54377,   33-38033,
               33-38032,  33-29149,  2-97721,  2-97131 and 2-82642). We are also aware of our responsibilities under the Securities Act of 1933.


               Yours very truly,



               PricewaterhouseCoopers LLP



               By:  Robert R. Ross
                         Engagement Partner



               November 12, 1999
               Chicago, Illinois


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